 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): June 24, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 10, 2018, the Company issued and sold $60 million aggregate principal amount of senior convertible notes (the “December 2018 Notes”) that are convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to certain private investors (the “Investors”) pursuant to a Securities Purchase Agreement, dated December 6, 2018, (the “Purchase Agreement”), by and among the Company and Investors. The entry into the Purchase Agreement, the issuance and sale of the December 2018 Notes and related matters were reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 7, 2018  and December 11, 2018 , which are incorporated herein by reference.

On June 24, 2019, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with B. Riley FBR, Inc., one of the Investors (the “Exchanging Investor”), pursuant to which the Company and the Exchanging Investor agreed to exchange the December 2018 Note held by the Exchanging Investor, in the principal amount of $4.7 million (the “Exchange Note”), for a new senior convertible note with an equal principal amount (the “New Note”) and a warrant (the “New Warrant”) to purchase 181,818 shares of Common Stock (the “New Warrant Shares”) at an exercise price of $5.12 per share, with an exercise term of two years from issuance (the “Exchange”). The Exchange Agreement includes customary representations, warranties and covenants of the parties, and incorporates the covenants of the parties contained in the Purchase Agreement.

The New Note has substantially identical terms as the Exchange Note, except that (i) the Exchanging Investor agreed to waive, until July 22, 2019, certain covenant breaches relating to the failure by the Company to timely file with the SEC its periodic reports for the fiscal year ended December 31, 2018 and the fiscal quarter ended March 31, 2019 and (ii) during the period from July 22, 2019 to July 29, 2019, inclusive, the Exchanging Investor has the right to require the Company to redeem the New Note, in whole or in part, at a price equal to 125% of the principal amount of the New Note being redeemed. The exercise price of the New Warrant is subject to standard adjustments but does not contain any anti-dilution protection, and the New Warrant only permits “cashless” or “net” exercise after the six-month anniversary of issuance, and only to the extent that there is not an effective registration statement covering the resale of the applicable New Warrant Shares. In addition, the Exchanging Investor may not exercise the New Warrant, and the Company may not effect any exercise of the New Warrant, to the extent that, after giving effect to such exercise, the Exchanging Investor, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding after giving effect to such exercise.

The closing of the Exchange (the “Closing”) occurred on June 24, 2019. At the Closing, the Company issued the New Note and the New Warrant to the Exchanging Investor in exchange for the Exchange Note, which was retired.

The foregoing descriptions of the Exchange Agreement, the New Note and the New Warrant are qualified in their entirety by reference to the Exchange Agreement, the form of New Note and the form of New Warrant, which are filed hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The New Note and the New Warrant (including the shares of Common Stock underlying the New Note and the New Warrant) were issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Form of New Note (found at Exhibit A, herein)
4.2	Form of New Warrant (found at Exhibit B, herein)
10.1	Exchange Agreement, dated June 24, 2019, by and between the Company and B. Riley FBR, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 28, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer